                             SMARTSERV ONLINE, INC.

                                               Date of Grant:  December 20, 2004

To:      Robert M. Pons
         439 Williamson Road
         Gladwyne, Pennsylvania  19035

     You are hereby  granted an option (the  “Option”)  effective as of the date hereof,  to purchase  400,000  shares of Common Stock,  par value $.01 per share
(“Common Stock”), of SmartServ Online, Inc. (the “Company”) at an exercise price of $2.07 per share (the “Exercise  Price”).  This Option shall  terminate and is not  exercisable  after the  expiration of ten years from the date of its grant, except if terminated earlier as hereinafter provided (the "Expiration Date”).

     Your Option shall vest,  subject to accelerated  vesting as provided below, at the rate of 1/36 per  month on the last day of each  month in 36  consecutive installments commencing December 31, 2004.

     In the event that a “change of  control”  (as  hereinafter  defined) of the
Company  occurs  at any  time  prior  to the  Expiration  Date  (as  hereinafter defined),  your Option may, from and after such date,  and  notwithstanding  the second paragraph of this Option, be exercised for up to 100% of the total number of shares  then  subject  to the Option  minus the  number of shares  previously purchased  upon  exercise  of the Option  (as  adjusted  for any  changes in the outstanding Common Stock by reason of a stock dividend, stock split, combination
of  shares,  recapitalization,   merger,  consolidation,   transfer  of  assets,
reorganization,  conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances, (a “"Recapitalization”)).

     A “Change of Control”  shall be deemed to have  occurred upon the happening of any of the following  events:(i) the  shareholders  of the Company  approve a merger or  consolidation  of the  Company  with any other  entity,  other than a merger or  consolidation  which  would  result in the voting  securities  of the
Company outstanding  immediately prior thereto continuing to represent more than fifty  percent  (50%)  of the  total  voting  power  represented  by the  voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation,  or the shareholders of the Company approve a plan of complete  liquidation of the Company or consummate the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary  or  subsidiaries)  or (ii) any other event  deemed to  constitute  a
“Change of Control” by the Board of Directors  of the  Company.  notwithstanding anything to the contrary herein, a “Change of Control” shall not include (i) the acquisition  of Telco Group and related  companies and shares of Common Stock to be issued  with  respect  thereto,  or (ii) any  financing  of the  Telco  Group acquisition and securities to be issued with respect thereto.

     In lieu of paying the  Exercise  Price in cash and/or upon  exercise of the
Option,  you may elect a “cashless  exercise,”  in which event you will  receive upon exercise a reduced  number of shares equal to (i) the number of shares that would be issuable  pursuant to this Option upon  payment of the  Exercise  Price minus (ii) the number of shares that have an aggregate  Market Price (as defined below)  equal to the  Exercise  Price.  In  addition,  you may elect to have the
Company's tax  withholding  obligations in connection  with your exercise of the option  satisfied on a cashless  basis, in which event the number of shares that would  otherwise  be issuable  pursuant  to this Option  shall be reduced by the number of shares that have an aggregate Market Price (as defined below) equal to the amount of tax required to be withheld (but not more than such amount).

     For purposes of this Option “Market Price” per share of Common Stock on any date shall be: (i) if the Common  Stock is listed or admitted for trading on any national securities exchange,  the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities  exchange,  the last reported closing bid price for the Common  Stock as reported on the Nasdaq  Stock  Market's  National
Market  (“NNM”) or Nasdaq Stock  Market's  Small Cap Market (“NSM”) or a similar service if NNM or NSM are not reporting  such  information;  (iii) if the Common
Stock is not listed or admitted for trading on any national securities exchange,
NNM or NSM or a similar service,  the last reported bid quotation for the Common
Stock as quoted by a market  maker in the Common Stock (or if there is more than one market maker, the bid quotation shall be obtained from two market makers and the average of the highest bid quotation shall be the “Market  Price”);  or (iv)
if the  Common  Stock is not listed or  admitted  for  trading  on any  national securities  exchange or NNM or quoted by NSM and there is no market maker in the
Common  Stock,  the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

     This  Option may be  exercised  by you,  in whole or in part (but not as to less than a whole share),  as to the vested  portion of this Option only, at any time prior to the Expiration Date, by the presentation of this Option,  with the purchase form attached duly executed, at the Company's office (or such office or agency of the  Company as it may  designate  in writing to you)  specifying  the number of shares of Common Stock as to which the Option is being exercised,  and upon payment by you to the Company in cash or by certified  check or bank draft, in an amount equal to the  Exercise  Price times the number of shares or in lieu thereof  you may elect a cashless  exercise as provided  herein.  No  fractional shares shall be issued or delivered upon exercise of this Option.

     This  Option is  exchangeable  by you at your  option at the  office of the
Company for other Options of different  denominations  entitling you to purchase in the  aggregate  the same number of shares of Common Stock as are  purchasable hereunder;  and this Option may be divided or combined  with other Options which carry the same rights, in either case, upon presentation hereof at the office of the Company together with a written notice,  signed by you, specifying the names and denominations in which new Options are to be issued,  and the payment of any transfer tax due in connection therewith.

     Your Option will, to the extent not previously  exercised by you, terminate one (1) year after the date on which your employment by the Company or Affiliate of the Company is  terminated,  whether  such  termination  is voluntary or not, whether by reason of disability  as defined in Section  22(e)(3) of the Internal
Revenue Code of 1986, as amended (the “Code”),  and the regulations  thereunder, or death;  provided,  that,  in the event your  employment  with the  Company is terminated  due to a  “Termination  For Cause” by the  Company  (as such term is defined in Section 9 of your  Employment  Agreement,  dated March 12, 2004) your option will expire  immediately;  and provided further,  that, in the event your employment with the Company is terminated  without “Good Reason” by you (as such term is  defined in Section 10 of your  Employment  Agreement,  dated  March 12,
2004)  your  Option  will  terminate  thirty  (30)  days  from  the date of such termination  and you may only  exercise this Option for the number of shares you had a right to purchase on the date your employment terminated.  In the event of termination of your employment upon a “Termination Other Than For Cause” or “For
Good Reason” (as such terms are defined in Sections 9 and 10 of your  Employment
Agreement),  after the date of such termination you may exercise this Option for
100% of the number of shares  then  subject  to the  Option  minus the number of shares  previously  purchased  upon  exercise  of the Option as  adjusted  for a
Recapitalization.  If you are  employed by an  Affiliate  of the  Company,  your employment  shall be deemed to have  terminated on the date your employer ceases to be an Affiliate of the Company,  unless you are on that date  transferred  to the Company or another  Affiliate of the Company.  Your employment  shall not be deemed  to have  terminated  if you  are  transferred  from  the  Company  to an
Affiliate,  or vice  versa,  or from one  Affiliate  to another  Affiliate.  For purposes  herein,  an  Affiliate  of the  Company  shall be defined as an entity controlled by or under common control with the Company.

     If you die while  employed by the Company or an  Affiliate  of the Company, your legatee(s),  distributee(s),  executor(s) or administrator(s),  as the case may be,  may,  at any time  within  one (1) year  after the date of your  death, exercise  the Option as to any shares  which you had a right to purchase and did not  purchase  during  your  lifetime  plus those  shares that would have vested within one (1) year  thereafter.  If your  employment  with the  Company,  or an
Affiliate is terminated by reason of your becoming  disabled (within the meaning of Section  22(e)(3) of the Code and the  regulations  thereunder),  you or your legal  guardian or custodian  may at any time within one (1) year after the date of such termination,  exercise the Option as to any shares which you had a right to purchase and did not  purchase  prior to such  termination  plus those shares
that  would  have  vested  within  one  (1)  year   thereafter.   Your  legatee,
distributee,  executor, administrator,  guardian or custodian must present proof of his authority  satisfactory to the Company prior to being allowed to exercise this Option.

     This  Option  is not  transferable  otherwise  than by will or the  laws of descent and distribution,  and is exercisable  during your lifetime only by you, including,  for this purpose,  your legal  guardian or custodian in the event of disability.  Until  the  Option  Price  has been  paid in full  pursuant  to due exercise of this Option and the  purchased  shares are  delivered to you, you do not have any rights as a shareholder  of the Company.  The Company  reserves the right not to deliver to you the shares  purchased  by virtue of the  exercise of this Option  during any period of time in which the Company  deems,  in its sole discretion,  that  such  delivery  would  violate  a  federal,  state,  local or securities exchange rule, regulation or law.

     This Option  constitutes the entire  understanding  between the Company and you with respect to the subject matter hereof and no amendment,  modification or waiver of this  Option,  in whole or in part,  shall be binding upon the Company unless in writing  and signed by an  appropriate  officer of the  Company.  This
Option and the  performances  of the parties  hereunder  shall be  construed  in accordance  with and governed by the laws of the State of  Pennsylvania  without regard to principles of conflict of law.

     Please sign the copy of this Option and return it to the  Company,  thereby indicating your understanding of and agreement with its terms and conditions.

                                                   SMARTSERV ONLINE, INC.

                                                   By:  /s/ Paul J. Keeler
                                                       Paul J. Keeler
                                                       Chairman of the Board

     I hereby  acknowledge  receipt of a copy of the  foregoing  Stock Option to purchase 400,000 shares at an Exercise Price of $2.07 per share, and having read such documents, hereby signify my understanding of, and my agreement with, their terms and conditions.

 /s/ Robert M. Pons                   December 20, 2004
 Robert M. Pons                           (Date)

                                  PURCHASE FORM
                                 To Be Executed
                             Upon Exercise of Option

     The  undersigned  record  holder of the within  Option  hereby  irrevocably elects to exercise the right to purchase _______ share of Common Stock evidenced by the  within  Option,  according  to the terms  and  conditions  thereof,  and herewith makes payment of the purchase price in full or, alternatively, elects a cashless  exercise in  accordance  with the terms of the Option as designated by holder in writing to the Company.

     The undersigned  requests that certificates for such shares shall be issued in the name set forth below.

Dated:
                                         ___________________________________
                                                      Signature

                                         ___________________________________
                                                Print Name of Signatory

                                        ___________________________________
                                        Name to whom certificates are to be
                                        issued if different from above

                                        Address ____________________________
                                                ____________________________

                                        Social Security No. or other identifying
                                        number ____________________________

If said  number of  shares  shall not be all the  shares  purchasable  under the within Option,  the  undersigned  requests that a new Option for the unexercised portion shall be registered in the name of:

                                          ______________________________________
                                                         (Please Print)

                                          Address ______________________________
                                                  ______________________________

                                        Social Security No. or other identifying
                                        number ______________________________

                                        Signature _____________________________

                                                   _____________________________
                                                       Print Name of Signatory